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                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY

                       CRYSTAL WATER UTILITIES CORPORATION



[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD ______________, 1999

         The undersigned hereby appoints ___________ and __________ and each of them, with full power of substitution in each, proxies and agents of the undersigned to vote at the Special Meeting of Shareholders of Crystal Water Utilities Corporation (the "Company"), to be held at the Company's offices at 321 Main Street, Danielson, CT, on ____________, 1999 at ______ a.m., and at any adjournment thereof, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present for the following matters.

         The Board of Directors unanimously recommends a vote FOR the following:

                               For               Against          Abstain
                               [   ]             [   ]            [   ]

1.       TO APPROVE AND ADOPT A
         MERGER AGREEMENT, dated as of March, 10, 1999 by and between Connecticut Water Service, Inc. and the Company, including the Plan of Merger attached thereto.

2. To transact such other business as may properly come before the special meeting.

         In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement/Prospectus.

         Please sign exactly as name appears hereon. When share are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
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Please be sure to sign and date
         this Proxy in the box below.        Date


Shareholder to sign above                    Co-holder (if any) sign above ---






                [ARROW] Detach above card, sign, date and mail in

                         postage paid envelope provided.

                       Crystal Water Utilities Corporation



                               PLEASE ACT PROMPTLY

                    SIGNED, DATE & MAIL YOUR PROXY CARD TODAY




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